UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2015

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 - Costs Associated with Exit or Disposal Activities

On June 30, 2015, Vishay Intertechnology, Inc. announced that it intends to close its Zwolle, Netherlands aluminum capacitor facility and transfer production to other Vishay facilities and third party sources.  Due to certain automotive qualification requirements, the full implementation of these plans will not be completed until the second fiscal quarter of 2016.

Vishay expects to make severance payments to the approximately 50 employees of the Zwolle facility. The amount of the severance payments is subject to negotiation with the labor council which represents the employees. The Company is unable at this time to estimate the ultimate cost of the Zwolle facility closure, and will file an amended Form 8-K upon determining the total expense to be incurred.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer